                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           CYBEX INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           CYBEX INTERNATIONAL, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     was paid previously. Identify the previous filing by registration statement
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

                           CYBEX INTERNATIONAL, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON May 23, 2001

                               ----------------

  The Annual Meeting of Shareholders of Cybex International, Inc., a New York corporation (the "Corporation"), will be held at the Corporation's executive offices located at 10 Trotter Drive, Medway, Massachusetts 02053 on Wednesday, May 23, 2001 at 3:00 P.M., local time, for the following purposes:

    1. To elect four directors.

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on April 13, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

  TO MAKE CERTAIN THAT YOUR SHARES WILL BE VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

                                          By Order of the Board of Directors

                                          Joan Carter
                                          Secretary

Medway, Massachusetts
April 25, 2001

                           CYBEX INTERNATIONAL, INC.

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                          To be held on May 23, 2001

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cybex International, Inc. (the "Corporation" or the "Company") to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 23, 2001 and at any adjournments of the meeting (the "Annual Meeting"). Shareholders of record at the close of business on April 13, 2001 will be entitled to notice of, and to vote at, such meeting.

  The mailing address of the Corporation's principal executive offices is 10 Trotter Drive, Medway, Massachusetts 02053. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the shareholders of the Corporation was April 25, 2001.

  The Annual Report of the Corporation for the year ended December 31, 2000, including audited financial statements, accompanies this Proxy Statement.

                                 VOTING RIGHTS

  As of the close of business on the record date, the Corporation had outstanding 8,787,042 common shares, par value $.10 per share ("Common Shares"). At all meetings of shareholders, holders of Common Shares are entitled to one vote, exercisable in person or by proxy, for each Common Share held.

  Shareholders who execute proxies may revoke them at any time before they are voted by notice to the Corporation in writing or at the meeting or by delivering, at or prior to the meeting, a properly executed later-dated proxy. Shares represented by an effective proxy given by a shareholder will be voted as directed, unless authority to vote is withheld. If a signed proxy is received but no specification is made thereon, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

  A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and any other matters which may come before the meeting. If such a majority is represented at the meeting, then the nominees for director who receive the highest number of votes cast will be elected. The affirmative vote of at least a majority of the votes cast is required for the approval of any other matter coming before the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                             ELECTION OF DIRECTORS

                               (Proposal No. 1)

  The Board of Directors currently consists of eight directors divided into three classes. One person is to be elected to the Board of Directors at the Annual Meeting to serve until the 2003 Annual Meeting and three persons are to be elected to serve until the 2004 Annual Meeting. Management's nominees for election as directors are William E. Mahoney (to serve until 2003) and James
H. Carll, David D. Fleming and Arthur W. Hicks, Jr. (to serve until 2004). The Corporation's remaining four directors will continue in office for the terms specified below. The persons named in the enclosed Proxy intend to vote for the election of the four nominees named above, unless instructions to the contrary are given therein. Proxies may not be voted for a greater number of persons than the number of nominees named below.

  The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominees as the Board of Directors of the Corporation may select.

  Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Shares entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director. The Board of Directors recommends a vote FOR each nominee.

  The following table lists the name, age, principal occupation and certain business experience of each of the four nominees and the four continuing directors of the Corporation whose terms of office will continue after the Annual Meeting, the year in which each director's term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Corporation.

  With the exception of Mr. Aglialoro and Ms. Carter, who are married, there are no family relationships between the directors and executive officers of the Company.

                         Age at
                         March
                          31,            Principal Occupation and            Year Term    Year First
Name                      2001          Certain Business Experience         Will Expire Became Director
----                     ------ ------------------------------------------- ----------- ---------------
Nominees for Director

James H. Carll..........   52   Partner since 1983 of Archer & Greiner, A      2004          1997
                                Professional Corporation, a law firm which
                                acts as general counsel for the
                                Corporation.

David D. Fleming........   52   Group Senior Vice President and Corporate      2004          2000
                                Officer of Genzyme Corporation since 2000,
                                where he has been employed in a variety of
                                capacities since 1984.

Arthur W. Hicks, Jr. ...   42   Vice President and Chief Financial Officer     2004          1997
                                of UM Holdings Ltd. ("UM") since 1988. Mr.
                                Hicks is also a certified public
                                accountant. Mr. Hicks served as a director
                                of Trotter Inc. from 1994 until its 1997
                                merger with the Company.

William E. Mahoney......   69   Retired. Vice Chairman and Chief Operating     2003          2000
                                Officer of Witco Corporation from 1992 to
                                1997. Mr. Mahoney is a member of the
                                faculty of the University of Massachusetts.
                                Director J. M. Huber Corporation.

Continuing Directors

John Aglialoro..........   57   Chairman and Chief Executive Officer of UM,    2003          1997
                                which he co-founded in 1973. He served as a
                                Director of Trotter Inc. from 1983 until
                                its merger with the Company in 1997. Mr.
                                Aglialoro has served as acting Chief
                                Executive Officer of the Company since
                                December 2000.

Joan Carter.............   57   President and Chief Operating Officer of       2002          1997
                                UM, which she co-founded in 1973. She
                                served as a Director of Trotter Inc. from
                                1983 until its merger with the Company in
                                1997. Member of the Board, Penn Mutual Life
                                Insurance Company. Former Chairman of the
                                Board, Federal Reserve Bank of
                                Philadelphia.

Jerry Lee...............   64   Retired. Partner of Ernst & Young, LLP from    2003          1997
                                1969 to 1995, including managing partner of
                                the Philadelphia office from 1979 to 1989.
                                Director, PRWW, Ltd.

Alan H. Weingarten......   60   President and Chief Executive Officer of       2002          1987
                                Alan H. Weingarten & Associates, Inc.,
                                consultants in general management,
                                marketing and product planning, since 1986.

Meetings and Committees of the Board of Directors

  The Board of Directors of the Corporation held eight meetings during 2000. All directors attended more than 75% of the meetings of the Board and their respective Board committees.

  The Board of Directors has standing Executive, Compensation, Stock Option, and Audit Committees.

  The Executive Committee consists of Joan Carter, James H. Carll and John Aglialoro (Chair). The Executive Committee has, with certain exceptions, all of the authority of the Board of Directors. In addition, the Executive Committee makes recommendations to the Board with respect to management nominees to the Board and reviews and makes recommendations with respect to such shareholder nominees to the Board as may be submitted to the Corporation. The Executive Committee will consider the names and qualifications of candidates for the Board of Directors submitted by shareholders in accordance with the procedures described in "Shareholder Proposals and Director Nominations for 2002 Annual Meeting".

  The Executive Committee also evaluates the performance of the Corporation's Chief Executive Officer, recommends committee selections to the Board, and evaluates and makes recommendations regarding the administration of the Board of Directors and Director compensation. The Executive Committee did not hold any formal meetings during 2000.

  The Compensation Committee currently consists of David D. Fleming, William
E. Mahoney, and Joan Carter (Chair). The function of the Committee is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Corporation. The Committee held three meetings during 2000.

  The Stock Option Committee currently consists of David D. Fleming and Jerry Lee (Chair). The Committee administers the Corporation's stock option plans, awarding stock options to key employees and nonemployee directors of the Corporation and determining the terms and conditions on which the options are granted. The Committee held five meetings during 2000.

  The Audit Committee consists of Alan H. Weingarten, Jerry Lee and Arthur W. Hicks, Jr. (Chair). The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls, and has the responsibility and authority described in its charter, attached as an appendix hereto. The Committee held six meetings in 2000.

  The members of the Audit Committee are independent, as defined by the American Stock Exchange (AMEX) rules, except for Mr. Hicks who is employed by the Company's major stockholder, UM Holdings Ltd. The Board of Directors determined, in accordance with the AMEX's listing standards, to continue Mr. Hicks' service on the Audit Committee because of the extent of his knowledge and experience in financial and business matters.

Report of the Audit Committee on Audited Financial Statements

  The Audit Committee of the Board of Directors during 2000 developed an updated charter for the Committee, which was approved by the full Board. The complete text of the new charter is reproduced in the appendix to this Proxy Statement.

  The Audit Committee of the Board of Directors recommends to the Board of Directors the accounting firm to be retained to audit the Company's financial statements and, once retained, consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records, and financial controls of the Company.

  Accordingly, the Audit Committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with Arthur Andersen, LLC, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);
(c) received the written disclosures and the letter from Arthur Andersen, LLC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with Arthur Andersen, LLC its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with Arthur Andersen, LLC the overall scope and plans for its audit. The Audit Committee met with management and Arthur Andersen, LLC to discuss the results of the auditors' examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

  Based on the review and discussions referred to above, in reliance on management and the independent auditors, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

  This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference therein.

                        Members of the Audit Committee

                          Arthur W. Hicks, Jr., Chair
                                   Jerry Lee
                              Alan H. Weingarten

Compensation of Directors

  The Company's compensation program for nonemployee directors during 2000 provided that each nonemployee director receive an annual retainer of $18,000, seventy percent of which was paid in shares of Company Common Stock (using the price per share on January 1 of such year) pursuant to the Company's 1995 Stock Retainer Plan for Nonemployee Directors (the "Retainer Plan"). In addition, Committee chairmen receive an annual retainer of $3,200. Directors also receive $1,000 per day for each Board meeting attended, $500 per telephone meeting and $500 for each Committee meeting attended. During 2000 pursuant to the Retainer Plan, nonemployee directors received, depending upon the portion of the year served, between 1,894 shares and 4,800 shares of Company Common Stock, representing the stock component of their annual retainer. In addition, and separate from the Retainer Plan, John Aglialoro receives, for serving as the Chairman of the Board, shares of Company Common Stock at the rate of 5,000 shares per annum.

Certain Relationships and Related Transactions

  On May 23, 1997, Trotter Inc. ("Trotter") and a wholly-owned subsidiary of the Corporation were merged (the "Merger"). As a result, Trotter, which prior to the Merger was a wholly-owned subsidiary of UM Holdings Ltd. ("UM"), became a wholly-owned subsidiary of the Corporation and UM was issued 4,273,056 shares of the Corporation's Common Shares in exchange for all of Trotter's outstanding shares. John Aglialoro and Joan Carter are executive officers, directors and the principal stockholders of UM.

  Until the consummation of the Merger, Trotter was included in the consolidated income tax filings of UM. Trotter, UM and other subsidiaries of UM entered into a tax sharing agreement pursuant to which Trotter paid to UM amounts equal to the income taxes which Trotter would otherwise have paid had it filed separate income tax returns. The portion of the Company's 1997 net operating loss attributable to Trotter represents a net operating carry forward available to UM. UM has agreed to remit $585,000 to Cybex upon its utilization of this net operating loss carry forward. Pursuant to the tax sharing agreement, UM has agreed to indemnify Trotter from any liability pertaining to an adjustment or proposed adjustment of the UM consolidated tax returns, to the extent pertaining to UM or its subsidiaries other than Trotter and its subsidiaries; likewise, Trotter has agreed to indemnify UM from any liability relating to any adjustment or proposed adjustment to the consolidated tax returns of UM to the extent pertaining to Trotter or any of its subsidiaries.

  James H. Carll, a director of the Company, is a stockholder of Archer & Greiner, P.C., which acts as general counsel of the Corporation. Archer & Greiner also acts as counsel to UM.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

  The Compensation Committee of the Board of Directors consists entirely of non-management directors and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefit policies for the Company.

  The Committee believes that the most effective compensation program is one that provides executives with competitive base salaries and incentives to achieve both current and long-term strategic business goals of the Company. Compensation should reward results, not effort, and be tied to shareholder value.

  The Committee seeks to accomplish this result by having annual incentive compensation tied to two measurements, earnings per share and revenue growth. Long-term incentive compensation is based on stock option awards, where the ultimate value depends upon the future performance of the Company's Common Stock over the term of the option.

  The Company's executive compensation programs are designed to:

  1. Align the interests of executive officers with the long-term interests of shareholders.

  2. Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.

  3. Support an environment that rewards executive officers based upon corporate results.

  4. Attract and retain executive officers best qualified to promote the long-term success of the Company.

  The three basic components of executive officer compensation consist of (1) base salary; (2) annual incentive compensation; and (3) long-term incentives in the form of stock options. The executive officers also participate in employee benefit plans available generally to the Company's employees.

  Base Salary: In determining executive compensation levels, the Committee reviewed compensation levels at manufacturing companies of comparable size to the Company located in the New England region and nationally. The base salary of each executive officer is determined at levels considered appropriate for comparable positions at these peer companies. The Committee's policy is to target base salary at the peer average, ranging to the 75th percentile to reflect special circumstances. In 2000, executive officer base salaries were as a general matter at the peer average, and in any event not above the 75th percentile.

  During the fourth quarter of 2000, following the resignation of senior executives of the Company, including its CEO, management responsibilities were realigned with the positions filled through internal promotions. The Committee believes that the current executive team is competitively compensated. John Aglialoro, Chairman of the Company, has served as acting CEO since the fourth quarter, for which he has been paid no additional compensation.

  Annual Incentive Compensation: To reinforce the attainment of Company's goals, the Committee believes that a significant portion of the annual compensation of executive officers should be in the form of variable incentive pay. The Committee instituted a performance-based bonus program for executive officers for 2000 which was based upon earnings per share and revenue targets, pursuant to which executive officers could have potentially earned 30% of base salary in cash bonus awards. Based upon actual 2000 performance, no bonuses were paid pursuant to this program.

  While the Committee remains committed to annual incentive compensation, the Company's annual incentive compensation plans have resulted in no bonuses being paid over the last three years. In light of this, the annual incentive compensation program for 2001 has been suspended to permit the Committee to evaluate other performance-based award systems which may be more effective in achieving the Company's goals of a competitive compensation structure which also aligns executive compensation with long-term interests of the shareholder.

  Long-Term Incentive in Form of Stock Options. The Committee believes that significant management ownership of the Company's stock effectively motivates the building of shareholder wealth and aligns the interests of management with those of the Company's shareholders. The Committee also recognizes the dilutive effect that option grants can have on shareholder value. The Committee seeks to balance the need to provide management motivation with the shareholder cost of doing so. The goal is to use options as both a reward and a motivator.

  Options are issued at a per share exercise price equal to market price on the date of grant and generally become exercisable over four years in equal annual increments, contingent upon the officer's continued employment with the Company. Option grants are reviewed annually by the Stock Option Committee and a total of 81,500 options were issued to employees including executive officers during 2000. For further information with respect to options to the Named Executive Officers, see the tables under the headings "Option Grants in 2000" and "Aggregate Option Exercises in 2000 and Option Values at December 31, 2000" below.

  Chief Executive Officer Compensation. The compensation plan for Mr. Haines contained the same elements and operated in the same manner as the compensation plan described above for the other executive officers. Mr. Haines' base salary in 2000 was comparable to CEOs at the peer companies utilized by the Committee.

  During 2000, Mr. Haines received a stock grant of 50,000 shares, in consideration of the cancellation of previously granted options for 238,000 shares. After such stock grant and option cancellation, Mr. Haines held options to acquire 217,403 shares and also owned 53,550 shares of the Company's Common stock. The Committee believes that the options granted to Mr. Haines and his stock ownership provided a significant incentive to Mr. Haines and aligned his interest directly with the Company's shareholders. The options also placed a significant portion of Mr. Haines' total compensation at risk since the options' value depended on the Company's common stock performance over the option term.

  Mr. Haines tendered his resignation during November 2000. Thereafter, Mr. Aglialoro has served as acting CEO, for which he was paid no additional compensation in 2000.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for 2000 did not exceed the $1,000,000 limit per officer, and the Committee does not anticipate that the non-performance-based compensation to be paid the Company's executive officers in the foreseeable future will exceed that limit.

                     Members of the Compensation Committee

                              Joan Carter, Chair
                               David D. Fleming
                              William E. Mahoney

Compensation Committee Interlocks and Insider Participation

  At the end of 2000, the Compensation Committee consisted of David D. Fleming, William E. Mahoney, and Joan Carter (Chair). James H. Carll and Kay Knight Clarke also served on the Committee during 2000.

  Joan Carter is a Director, President and principal stockholder of UM, which is a major shareholder of the Corporation. James H. Carll is a stockholder of Archer & Greiner which acts as general counsel to the Corporation. See "Certain Relationships and Related Transactions."

Performance Graph

  The following graph compares the five-year cumulative total return (change in stock price plus reinvested dividends) on the Common Stock with the total returns of the American Stock Exchange Market Value Index, a broad market index covering stocks listed on the American Stock Exchange, and the companies in the Sporting and Athletic Goods industry (SIC Code 3949), a group encompassing approximately 26 companies (the "SIC Index").

                                    [GRAPH]

                                 1995    1996    1997    1998    1999    2000
                                ------- ------- ------- ------- ------- -------
Cybex International, Inc. ..... $100.00 $104.67 $130.00 $ 45.33 $ 28.00 $ 22.01
SIC Index......................  100.00   97.88   95.85   41.75   52.82   60.42
Amex Mkt. Value Index..........  100.00  105.52  126.97  125.25  156.15  154.23

  Assumes $100 invested on December 31, 1995 and dividends are reinvested.
Source: Media General Financial Services.

Summary Compensation Table

  The following table sets forth information in respect of the compensation for 2000, 1999 and1998 of the persons (sometimes collectively referred to as the "Named Executive Officers") who were, during 2000, the Chief Executive Officer, and the other most highly compensated executive officers of the Corporation at the end of 2000 and up to two additional individuals who served as an executive officer at any time during 2000, whose salary and bonus exceeded $100,000 for the year.

                                   Annual           Long Term
                               Compensation(1)    Compensation
                               --------------- -------------------
                                                Stock   Securities
                                                Awards  Underlying    All Other
                          Year  Salary  Bonus   ($)(2)  Options(#) Compensation (3)
                          ---- -------- ------ -------- ---------- ----------------
Name and Principal
Position
------------------
John Aglialoro..........  2000      --     --  $ 20,188      --        $ 15,600
 Chairman and Acting      1999      --     --    20,908      --          12,600
  Chief
 Executive Officer(4)     1998      --     --    25,645      --          14,600

Peter C. Haines.........  2000 $411,075    --   162,506      --           8,347
 Former President and     1999  370,888    --       --     4,000          9,409
  Chief
 Executive Officer        1998  372,019    --       --     7,500          9,132

Karen A. Slein..........  2000  135,000 15,000      --       --           5,592
 Vice President--Human    1999  130,187    --       --     4,000          5,572
  Resources
                          1998  129,558    --       --     5,500          5,807

Gary S. Rosenfield .....  2000  197,202    --       --       --          19,189
 Former Sr. Vice          1999  119,231    --       --    24,000        128,446
 President--Sales &
 Marketing

Robert M. Hodges........  2000  184,460    --       --    15,000        130,553
 Former Vice President--
 Manufacturing and
 Development

--------
(1) In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.
(2) All stock awards were subject to the condition that the stock could not be sold or transferred for six months; there were no other restrictions pertaining to these awards. The stock awards received by Mr. Aglialoro consist of (a) the portion of his annual director retainer paid in shares of common stock pursuant to the Company's 1995 Stock Retainer Plan for Nonemployee Directors and (b) the 5,000 shares of common stock per annum received by Mr. Aglialoro for serving as Chairman. See "Compensation of Directors" above. Mr. Haines' stock grant was in consideration of the cancellation of previously issued stock options for 238,000 shares of Company common stock.
(3) For Mr. Aglialoro, consists of the cash compensation received as a director. See "Compensation of Directors" above. For all other individuals, consists of the sum of (a) contributions made by the Corporation under its 401(K) Plan, which for 2000 aggregated $6,800 for Mr. Haines, $5,169 for Ms. Slein, $3,169 for Mr. Rosenfield and $ 10,574 for Mr. Hodges; and (b) the taxable portion of group term life insurance over $50,000, which for 2000 aggregated $1,547 for Mr. Haines, $426 for Ms. Slein, $635 for Mr. Rosenfield, and $956 for Mr. Hodges. Also includes for 1999 relocation expenses of $128,146 paid to or on behalf of Mr. Rosenfield and for 2000 relocation expenses of $110,561 paid to or on behalf of Mr. Hodges and severance of $15,385 and $8,462 paid to Mr. Rosenfield and Mr. Hodges, respectively.
(4) Mr. Aglialoro served as acting Chief Executive Officer at year-end, for which he did not receive additional compensation. Compensation indicated was paid to Mr. Aglialoro as Board fees and for acting as Chairman.

                             Option Grants in 2000

  The following table shows all grants of options to the Named Executive Officers of the Corporation in 2000:

                                                                                Potential
                                                                           Realizable Value at
                                                                             Assumed Annual
                                                                             Rates of Stock
                                                                            Appreciation for
                                       Individual Grants(1)                  Option Term(2)
                         ------------------------------------------------- -------------------
                                         % of Total
                            Options    Options Granted Exercise
                            Granted    to Employees in  Price   Expiration 0%    5%      10%
Name                     (# of shares)      2000        ($/Sh)     Date    ($)   ($)     ($)
----                     ------------- --------------- -------- ---------- --- ------- -------
John Aglialoro..........       --
Peter C. Haines.........       --
Karen A. Slein..........       --
Gary S. Rosenfield......       --
Robert M. Hodges........    15,000          18.4%       $2.94    2/28/10   $ 0 $27,734 $70,284

--------
(1) The options were granted under the terms of the Corporation's Stock Option Plan at a per share exercise price equal to the market price of a Common Share on the date of grant. The options become exercisable over four years in annual increments of 25% beginning one year after the date of grant. The Stock Option Committee has the right to accelerate the exercisability of any of the options.
(2) The potential realizable value is the product of (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and
    (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at 0% and the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and, therefore, are not intended to forecast possible future appreciation, if any, of the market price of the Corporation's Common Shares. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

                    Aggregated Option Exercises in 2000 and
                      Option Values at December 31, 2000

  The following table provides information as to the value of options held by the Named Executive Officers at year-end measured in terms of the closing price of a Common Share on December 31, 2000 ($2.0625 per share). None of the Named Executive Officers exercised any options during 2000.

                           Shares                 Number of Securities     Value of the Unexercised
                         Acquired on  Value      Underlying Unexercised     In-the-Money Options at
                          Exercise   Realized Options at Dec. 31, 2000 (#)   Dec. 31, 2000 ($)(2)
Name                         (#)      ($)(1)   Exercisable/Unexercisable   Exercisable/Unexercisable
----                     ----------- -------- ---------------------------- -------------------------
John Aglialoro..........     --        --                    --/--
Peter C. Haines.........     --        --                217,403/0                   $0/$0
Karen A. Slein..........     --        --             16,433/8,750                   $0/$0
Gary S. Rosenfield......     --        --                  5,000/0                   $0/$0
Robert M. Hodges........     --        --                    --/--                   $0/$0

--------
(1) Value realized is the difference between the market price of a Common Share on the date of exercise and the exercise price of the option, multiplied by the number of Common Shares underlying the option.
(2) Value of unexercised "in-the-money" options is the difference between the market price of a Common Share on December 31, 2000 and the exercise price of the option, multiplied by the number of Common Shares underlying the option.

Employment Agreements

  The Corporation has entered into employment agreements with its executive officers. Under these agreements, the employment may be terminated with or without cause at any time. In the event that the Corporation terminates the officer's employment other than "for cause", the Corporation is obligated to continue normal salary payments for one year (two years, in the case of Mr. Haines). The employment agreements of the executive officers provide that upon a change of control, as defined, the officer may resign and receive the severance which would have been payable upon a non-cause termination. Pursuant to the agreement, each officer has agreed not to compete with the Corporation during his employment and for a period of one year thereafter (two years, in the case of Mr. Haines). In connection with the resignations of Messrs. Haines, Rosenfield and Hodges during 2000, the Corporation agreed to continue, for periods ranging from one to two years, each individual's salary payments less any compensation received by the individual from other sources.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of April 15, 2001, information with respect to the number of Common Shares of the Corporation beneficially owned by each person known to the Company to own beneficially more than 5% of the Common Shares, by each director and nominee for director of the Corporation, by each of the Named Executive Officers identified herein under the caption "Summary Compensation Table", except Messrs. Haines, Rosenfield and Hodges (who are no longer employed by the Company and as to whom the number of shares owned, if any, is not known), and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, all shares are owned directly.

                                                   Amount and Nature of Percent
Name of Beneficial Owner                           Beneficial Ownership of Class
------------------------                           -------------------- --------
UM Holdings Ltd. ................................       4,235,856(1)      48.2%
56 Haddon Avenue
Haddonfield, New Jersey 08033

Grace & White, Inc.(2)...........................         931,300         10.6%
515 Madison Avenue
Suite 1700
New York, NY 10022

Surgical Appliance Industries, Inc.(3)...........         529,600          6.0%
3960 Rosslyn Drive
Cincinnati, Ohio 45209

Dimensional Fund Advisors, Inc.(4)...............         495,300          5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

John Aglialoro, Chairman
 and Acting CEO(5)...............................       4,293,538(6)      48.9%

Joan Carter, Vice Chair(5).......................       4,245,404(6)      48.3%

Karen A. Slein, Vice President--
 Human Resources.................................          16,433(7)         *

James H. Carll, Director.........................          13,548            *

David D. Fleming, Director.......................           2,165            *

Arthur W. Hicks, Jr., Director...................          52,278(7)         *

Jerry Lee, Director..............................          18,821(7)         *

William E. Mahoney, Director.....................           2,165            *

Alan H. Weingarten, Director.....................          14,415            *

All directors, nominees and executive officers as
 a group (consisting of 10 persons)..............       4,422,911(7)      50.0%

--------
 *   Less than 1%
(1) Represent shares owned by its wholly-owned subsidiaries, UM Equity Corp. and UM Investment Corporation. These shares have been pledged to a financial institution to secure a loan to UM Holdings Ltd. in the normal course of its business, which pledge could result in a change of control of the Corporation.
(2) Information is based upon filing made with the Securities Exchange Commission. The Corporation assumes no responsibility for the accuracy of such information.
(3) The information concerning Surgical Appliance Industries, Inc. was provided by the shareholder. The Corporation assumes no responsibility for the accuracy of such information. The natural person exercising voting and investment power over such shares is L. Thomas Applegate, President and COO of Surgical Appliance Industries, Inc.

(4) Information is based upon filing made with the Securities Exchange Commission. The Corporation assumes no responsibility for the accuracy of such information. Shares are owned by funds for which Dimensional Fund Advisors, Inc. furnishes investment advice or serves as investment manager, and Dimensional disclaims beneficial ownership.
(5)  Mr. Aglialoro and Ms. Carter's address is the same as UM Holdings Ltd.
(6) Includes 4,235,856 shares beneficially owned by UM Holdings Ltd., of which Mr. Aglialoro and Ms. Carter are the principal stockholders and act as executive officers and directors. Mr. Aglialoro's shares include 200 shares held in an IRA account . While Mr. Aglialoro and Ms. Carter are married, each has sole voting and investment power with respect to his or her shares of Common Stock, and the amount next to each person's name reflects the number of shares owned by such person and excludes shares owned by the other.
(7) The amount next to individual's name includes shares which the individual has the right to acquire within sixty days through the exercise of stock options, as follows: Ms. Slein, 16,433 shares; Mr. Hicks, 42,730 shares; Mr. Lee, 4,273 shares. The number of shares which all directors and executive officers as a group have the right to acquire within sixty days is 63,436 shares of Company Common Stock. In each case the percent of class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to shares prior to acquisition.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of l934 requires the Corporation's officers and directors, and any persons who own more than ten percent of the Corporation's Common Shares to file reports of initial ownership of the Corporation's Common Shares and subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Corporation, or written representations from certain reporting persons that no Forms 5 were required, the Corporation believes that during 2000 all Section 16(a) filing requirements were complied with, except that a timely report filed by Mr. Aglialoro failed to list two transactions; an amendment to this report was filed the same month.

                SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
                            FOR 2002 ANNUAL MEETING

  Any proposals by a shareholder intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Corporation no later than December 27, 2001 and be in compliance with applicable Securities and Exchange Commission regulations, for inclusion in the Corporation's Proxy Statement relating to such meeting.

  The Corporation's by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Corporation not later than (i) with respect to an election held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements for the form of such notice, is available on request to the Corporate Secretary, Cybex International, Inc., 10 Trotter Drive, Medway, Massachusetts 02053.

  In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2002 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Corporation does not have notice on or before March 11, 2002.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Corporation for the fiscal year ending December 31, 2001. Representatives of Arthur Andersen LLP are expected to attend the 2001 Annual Meeting of Shareholders of the Corporation and will be afforded an opportunity to make a statement and to respond to appropriate questions.

  During 2000, the Corporation retained Arthur Andersen LLP to provide services in the following categories and amounts:

     Audit Fees....................................................... $207,500
     Financial Information Systems Design and Implementation Fees.....        0
     All other Fees................................................... $ 66,500

  The Audit Committee reviewed the above non-audit services and has determined that the provision thereof is compatible with maintaining auditor independence.

                            SOLICITATION OF PROXIES

  Proxies may be solicited by directors, officers and a small number of regular employees of the Corporation personally or by mail, telephone, telegraph or otherwise, but such persons will not be specially compensated for such service. Banks and brokers will be requested to solicit proxies from their customers, where appropriate, and the Corporation will reimburse them for their reasonable expenses. The cost of such solicitation will be borne by the Corporation.

                                 OTHER MATTERS

  Management is not aware of any matters to be presented for action at the meeting other than the election of directors and does not intend to bring any other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

                                          By Order of the Board of Directors

                                          Joan Carter
                                          Secretary

Medway, Massachusetts
April 25, 2001

                           CYBEX INTERNATIONAL, INC.

                            Audit Committee Charter

  The Board of Directors of Cybex International, Inc. (Cybex) hereby establishes an Audit Committee with authority, responsibility, and specific duties as described in the following text.

Composition

  The Audit Committee shall be comprised of at least three Directors who are independent of management and free from relationships that in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. However, one non-independent director will be allowed if the Board of Directors determines that such appointment is in the best interest of Cybex and its shareholders. One of the members shall be nominated Committee Chairman by the Executive Committee, and approved by the full board. All members of the Audit Committee should be generally knowledgeable in financial and auditing matters and at least one member should have significant accounting or financial expertise.

Authority

  The Audit Committee is granted the authority by the Board of Directors to investigate any activity of the Company that may have a financial impact or involves financial reporting. All employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

Responsibility

  The Audit Committee recommends to the Board of Directors the engagement and discharge of the independent auditors. It is the Board's principal agent in assuring the independence of the company's auditors, the integrity of management, an adequate control environment, and the adequacy of disclosures to stockholders. The committee serves as the focal point for communication among non committee Directors, the independent auditors, and Cybex's management, as their duties relate to financial accounting, reporting, and financial controls. The Committee should have a clear understanding with the independent auditors that they must maintain an open relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board of Directors and the Committee, as representatives of shareholders. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of Cybex, and all its subsidiaries, and the sufficiency of auditing relative to these policies and practices. The opportunity for the independent auditors to meet with the entire Board of Directors as needed is not to be restricted.

Meetings

  The Audit Committee is to meet as often as its chairman, a majority of its members, or the full board deems necessary, but not less than four times per year.

Attendance

  A majority of members of the Audit Committee must be present, in person or by telephone, at all formal meetings. However, subcommittees of one or more members may be formed to handle specific projects. As necessary or desirable, the Committee Chairman may request that members of management, the Company's financial and accounting personnel, outside counsel, and representatives of the independent auditors be present at a meeting of the Committee, as well as any other persons deemed necessary to assist the Committee in exercising its responsibilities.

Minutes

  A summary of each meeting is to be sent to all Directors.

Specific Duties

  The Audit committee is to:

  1. Recommend to the Board of Directors the retention, compensation, or replacement of the independent auditors, on an annual basis.

  2. Inform the independent auditors and management that the auditors and the committee may communicate with each other at all times; and the Committee Chairman may call a meeting whenever he or she deems it necessary.

  3. Review with the Company's management, independent auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls, and the financial reporting controls of the Company.

  4. Have familiarity with the accounting and reporting principles and general practices applied by the Company in preparing its financial statements. Further, the Committee is to make, or cause to be made, all necessary inquiries of management and the independent auditors concerning established standards of corporate conduct and performance, and deviations from these standards.

  5. Review, prior to the annual audit, the scope and extent of the independent auditor's planned examination, including the Engagement Letter. The auditor's fees are to be arranged with management and annually summarized for the committee. The review should entail an understanding from the auditors of the factors considered in determining the audit scope, including:

     .  Industry and business risk characteristics of the Company

     .  External reporting requirements

     . Materiality of the various segments of the Company's consolidated activities

     .  Quality of internal controls

     .  Other areas to be covered during the audit engagement.

  6. Review with management the extent of non-audit services planned or recently provided by the independent auditors, in relation to the objectivity needed in the audit.

  7. Review with management and the independent auditors, upon completion of their audit, financial results for the year, prior to their release to the public. This review is to encompass:

     . The Company's annual report to shareholders and Form 10-K, including management's Discussion of the Results of Operations, and the financial statement and supplemental disclosures required by generally accepted accounting principles, the Securities and Exchange Commission, and the American Stock Exchange. If deemed appropriate, after such review and discussion, recommend to the Board of Directors that the financial statements be included in the Company's annual report on Form 10-K.

     . Significant transactions not a normal part of the Company's operations.

     .  Significant changes, if any, in management estimates.

     . Changes, if any, during the year in the Company's accounting principles or their application.

     . Areas of the Company's financial statements requiring significant management judgement.

     .  Significant adjustments proposed by management and/or the auditors.

     . Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61 as may be modified or supplemented relating to the conduct of the audit. Further, receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined by SAS 61, as may be modified or supplemented, and that they concur with management's representations concerning audit adjustments.

  8. Require the Company's independent auditors to review the financial information included in the 10-Q reports.

  9. Review and approve for release the quarterly financial results of the Company and its 10-Q reports prior to filing.

  10. Arrange for timely receipt from management its reports on Form 8-K and any other correspondence with the SEC. Financial disclosure reports should be reviewed with the Audit Committee before filing.

  11. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data, and information. Also, elicit the comments of management regarding the responsiveness of the auditors to the Company's needs. Inquire of the auditors whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to modify their report on the Company's financial statements.

  12. Review the quality and adequacy of the Company's financial and accounting personnel including discussions with independent auditors. Approve the selection of the Chief Financial Officer.

  13. Discuss with the independent auditors any relevant recommendations which the auditors may have (including those in their annual "Management Letter" and/or "Report to the Audit Committee"). Topics to be considered during this discussion include improving internal financial controls, selection of accounting principles, and management reporting systems. Review written responses of management to the "Management Letter" and ensure that all disagreements are promptly resolved.

  14. Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

  15. Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the above duties. The committee should cause to be made an investigation into any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

  16. After preparation by management and review by independent auditors, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement at least once every three years.

  17. Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented.

  18.  Review and update the Committee's Charter annually.

REVOCABLE PROXY
CYBEX INTERNATIONAL, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE

2001 Annual Meeting of Shareholders
PROXY FOR HOLDERS OF COMMON STOCK
Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints JOHN AGLIALORO, PAUL G. HORGAN and JAMES H. CARLL, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Cybex International, Inc. to be held on May 23, 2001, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Cybex International, Inc. which the undersigned would be entitled to vote if personally present:

COMMON

1. The election as directors of all nominees listed (except as marked to the contrary below):
James H. Carll        David D. Fleming
Arthur W. Hicks, Jr.  William E. Mahoney
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed above. This proxy may be revoked at any time prior to the time it is voted.

When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.
Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above   Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

CYBEX INTERNATIONAL, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

REVOCABLE PROXY
CYBEX INTERNATIONAL, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE

2001 Annual Meeting of Shareholders
PROXY FOR HOLDERS OF COMMON STOCK
Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints JOHN AGLIALORO, PAUL G. HORGAN and JAMES H. CARLL, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Cybex International, Inc. to be held on May 23, 2001, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Cybex International, Inc. which the undersigned would be entitled to vote if personally present:

ESOP

1. The election as directors of all nominees listed (except as marked to the contrary below):
James H. Carll        David D. Fleming
Arthur W. Hicks, Jr.  William E. Mahoney
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed above. This proxy may be revoked at any time prior to the time it is voted.

When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.
Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above   Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

CYBEX INTERNATIONAL, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.